As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 693-7120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants Below

John M. McManus, Esq.

Chief Legal and Administrative Officer and Secretary

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 693-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.

Milbank LLP

55 Hudson Yards

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
550 Leasing Company II, LLC	Nevada	27-2301518
AC Holding Corp.	Nevada	88-0220212
AC Holding Corp. II	Nevada	88-0220229
Arena Land Holdings, LLC	Nevada	80-0935801
Aria Resort & Casino Holdings, LLC, dba Aria Resort & Casino	Nevada	26-1508970
Aria Resort & Casino, LLC	Nevada	20-5396350
Beau Rivage Resorts, LLC, dba Beau Rivage Resort & Casino	Mississippi	81-1177162
Bellagio, LLC, dba Bellagio Resort & Casino	Nevada	94-3373852
Cedar Downs OTB, LLC	Ohio	34-1904857
Circus Circus Casinos, Inc.	Nevada	88-0191825
Circus Circus Holdings, Inc.	Nevada	83-4073822
CityCenter Boutique Hotel Holdings, LLC	Nevada	74-3242576
CityCenter Boutique Residential Development, LLC	Nevada	27-3246985
CityCenter Facilities Management, LLC	Nevada	27-3246985
CityCenter Harmon Development, LLC	Nevada	20-5351071
CityCenter Harmon Hotel Holdings, LLC	Nevada	26-1509255
CityCenter Holdings, LLC	Delaware	35-2314378
CityCenter Land, LLC	Nevada	30-0445327
CityCenter Realty Corporation	Nevada	20-5106648
CityCenter Retail Holdings, LLC	Nevada	26-0489228
CityCenter Retail Holdings Management, LLC	Nevada	74-3242574
CityCenter Vdara Development, LLC	Nevada	20-5351142
CityCenter Veer Towers Development, LLC	Nevada	20-5558235
Destron, Inc.	Nevada	88-0234293
Grand Garden Arena Management, LLC	Nevada	47-1783973
Grand Laundry, Inc.	Nevada	88-0298834
Las Vegas Arena Management, LLC	Nevada	47-1343574
LV Concrete Corp.	Nevada	88-0337406
MAC, CORP.	New Jersey	22-3424950
Mandalay Bay, LLC, dba Mandalay Bay Resort & Casino	Nevada	88-0384693
Mandalay Employment, LLC	Nevada	26-2196014
Mandalay Place, LLC	Nevada	88-0383769
Mandalay Resort Group, LLC	Nevada	88-0121916
Marina District Development Company, LLC, dba The Borgata Hotel Casino & Spa	New Jersey	22-3598642
Marina District Development Holding Co., LLC	New Jersey	22-3767831
Metropolitan Marketing, LLC	Nevada	22-3756320
MGM CC, LLC	Nevada	47-5658144
MGM CC Holdings, Inc.	Nevada	87-14444905
MGM Dev, LLC	Delaware	83-4064072
MGM Detroit Holdings, LLC	Delaware	91-1829051
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	94-3373856
MGM Hospitality, LLC	Nevada	20-8588249
MGM International, LLC	Nevada	20-5581298
MGM Lessee, LLC	Delaware	81-1191134
MGM Lessee II, LLC	Delaware	84-4924286
MGM Lessee III, LLC	Delaware	87-2256771
MGM MA Sub, LLC	Massachusetts	45-4315066
MGM Public Policy, LLC	Nevada	47-1756597

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MGM Resorts Advertising, Inc.	Nevada	88-0162200
MGM Resorts Arena Holdings, LLC	Nevada	80-0934685
MGM Resorts Aviation Corp.	Nevada	88-0173596
MGM Resorts Corporate Services	Nevada	88-0225681
MGM Resorts Design & Development	Nevada	88-0406202
MGM Resorts Development, LLC	Nevada	88-0368826
MGM Resorts Festival Grounds, LLC	Nevada	90-0989374
MGM Resorts Festival Grounds II, LLC	Nevada	46-5544886
MGM Resorts Global Development, LLC	Nevada	26-3463682
MGM Resorts Interactive, LLC	Nevada	45-3690532
MGM Resorts International Marketing, Inc.	Nevada	86-0868640
MGM Resorts International Operations, Inc.	Nevada	88-0471660
MGM Resorts Land Holdings, LLC	Nevada	51-0649237
MGM Resorts Land Holdings II, LLC	Nevada	N/A**
MGM Resorts Manufacturing Corp.	Nevada	88-0195439
MGM Resorts Regional Operations, LLC	Nevada	47-1729937
MGM Resorts Retail	Nevada	88-0385232
MGM Resorts Satellite, LLC	Nevada	82-4505598
MGM Resorts Sub 1, LLC	Nevada	47-1743577
MGM Resorts Sub B, LLC	Nevada	82-4515273
MGM Resorts Venue Management, LLC	Nevada	47-1795517
MGM Yonkers, Inc., dba Empire City Casino	New York	83-2428409
MH, Inc., dba Shadow Creek	Nevada	88-0245162
Mirage Laundry Services Corp.	Nevada	88-0287118
Mirage Resorts, LLC	Nevada	88-0058016
MMNY Land Company, Inc.	New York	33-1043606
Nevada Property 1 LLC, dba The Cosmopolitan of Las Vegas	Delaware	27-1695189
Nevada Restaurant Venture 1 LLC	Delaware	27-1757977
Nevada Retail Venture 1 LLC	Delaware	27-1758071
New Castle, LLC, dba Excalibur Hotel & Casino	Nevada	88-0239831
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	88-0329896
New York-New York Tower, LLC	Nevada	84-1646058
Northfield Park Associates LLC, dba MGM Northfield Park	Ohio	34-1116209
NP1 Pegasus LLC	Delaware	N/A**
Park District Holdings, LLC	Nevada	80-0938347
Park MGM, LLC, dba Park MGM Las Vegas	Nevada	88-0346764
Park Theater, LLC	Nevada	47-1777621
PRMA, LLC	Nevada	88-0430017
PRMA Land Development Company	Nevada	88-0325842
Project CC, LLC	Nevada	84-1669056
Ramparts, LLC, dba Luxor Hotel & Casino	Nevada	88-0237030
Signature Tower I, LLC	Nevada	20-5382807
Signature Tower 2, LLC	Nevada	26-3300673
Signature Tower 3, LLC	Nevada	26-3300756
The Signature Condominiums, LLC	Nevada	33-1129331
Tower B, LLC	Nevada	42-1747200
Tower C, LLC	Nevada	42-1747202
Vdara Condo Hotel, LLC	Nevada	20-8277206
Vendido, LLC	Nevada	45-4205677
VidiAd	Nevada	88-0428375
Vintage Land Holdings, LLC	Nevada	20-8920761

*

Each additional registrant is a direct or indirect subsidiary of MGM Resorts International. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120. The name, address, and telephone number of the agent for service for each additional registrant is John M. McManus, Chief Legal and Administrative Officer and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120.

**	Not applicable as these entities are disregarded for federal income tax purposes.

PROSPECTUS

MGM RESORTS INTERNATIONAL

Common Stock

Debt Securities

Guarantees

Warrants

Units

Rights to Purchase Common Stock

Securities Purchase Contracts

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission, the New York State Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is February 23, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to MGM Resorts International and its consolidated subsidiaries.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to: expectations regarding the impact of macroeconomic trends on our business; our ability to execute on ongoing and future strategic initiatives, including the development of an integrated resort in Japan, a commercial gaming facility in New York, expectations regarding the potential opportunity for gaming expansion in Dubai, and investments we make in online sports betting and iGaming, the expansion of LeoVegas and the MGM digital brand; positioning BetMGM as a leader in sports betting and iGaming; amounts we will spend on capital expenditures and investments; our expectations with respect to future share repurchases and cash dividends on our common stock; dividends and distributions we will receive from MGM China; amounts projected to be realized as deferred tax assets; our ability to achieve our public social impact and sustainability goals; the impact to our business, operations and reputation from, and expenses and uncertainties associated with, the cybersecurity issue; and the availability of cybersecurity insurance proceeds and the nature and scope of any claims, litigation or regulatory proceedings that may be brought against us. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•

our substantial indebtedness and significant financial commitments, including the fixed component of our rent payments under our triple-net leases and guarantees we provide of the indebtedness of the landlords of Bellagio, Mandalay Bay and MGM Grand Las Vegas could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

•

current and future economic, capital and credit market conditions could adversely affect our ability to service our substantial indebtedness and significant financial commitments, including the fixed components of our rent payments, and to make planned expenditures;

•

restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•

the fact that we are required to pay a significant portion of our cash flows as rent, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the impact on our business of economic and market conditions in the jurisdictions in which we operate and in the locations in which our customers reside;

•	the fact that we suspended our payment of ongoing regular dividends to our stockholders, and may not elect to resume paying dividends in the foreseeable future or at all;

•

all of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship

2

with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•	financial, operational, regulatory or other potential challenges that may arise with respect to landlords under our master leases, may adversely impair our operations;

•	the concentration of a significant number of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect such gaming receivables;

•	the occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

•	the fact that co-investing in properties or businesses, including our investment in BetMGM, decreases our ability to manage risk;

•	the fact that future construction, development, or expansion projects will be subject to significant development and construction risks;

•

the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our intellectual property could have a negative impact on the value of our brand names and adversely affect our business;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the failure of future efforts to expand through investments in other businesses and properties or through alliances or acquisitions, or to divest some of our properties and other assets;

•

the failure to maintain the integrity of our information and other systems and internal customer information could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	reputational harm as a result of increased scrutiny related to our corporate social responsibility efforts;

•	we may not achieve our social impact and sustainability related goals or that our social impact and sustainability initiatives may not result in their intended or anticipated benefits;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	water scarcity could negatively impact our operations;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	increases in taxes and fees, including gaming taxes in the jurisdictions in which we operate;

•	our ability to recognize our foreign tax credit deferred tax asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	changes to fiscal and tax policies;

•	risks related to pending claims that have been, or future claims that may be brought against us;

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•

disruptions in the availability of our information and other systems (including our website and digital platform) or those of third parties on which we rely, through cyber-attacks or otherwise, which could adversely impact our ability to service our customers and affect our sales and the results of operations;

•

impact to our business, operations, and reputation from, and expenses and uncertainties associated with, a cybersecurity incident, including the cybersecurity issue that occurred in September 2023 where we identified a cybersecurity issue involving unauthorized access to certain of our U.S. systems by criminal actors, and any related legal proceedings, other claims or investigations, and costs of remediation, restoration, or enhancement of information technology systems;

•	the availability of cybersecurity insurance proceeds;

•	restrictions on our ability to have any interest or involvement in gaming businesses in mainland China, Macau, Hong Kong and Taiwan, other than through MGM China;

•

the ability of the Macau government to (i) terminate MGM Grand Paradise’s concession under certain circumstances without compensating MGM Grand Paradise, (ii) from the eighth year of MGM Grand Paradise’s concession, redeem the concession by providing MGM Grand Paradise at least one year’s prior notice and subject to the payment of reasonable and fair damages or indemnity to MGM Grand Paradise, or (iii) refuse to grant MGM Grand Paradise an extension of the concession prior to its expiry; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China.

The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 in the section titled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

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BUSINESS

MGM Resorts International is a Delaware corporation incorporated in 1986 is a global gaming and entertainment company with domestic and international locations featuring hotels and casinos, convention, dining, and retail offerings, and sports betting and online gaming operations.

As of December 31, 2023, our domestic casino resorts include the following integrated casino, hotel and entertainment resorts in Las Vegas, Nevada: Aria (including Vdara), Bellagio, The Cosmopolitan of Las Vegas, MGM Grand Las Vegas (including The Signature), Mandalay Bay, Luxor, New York-New York, Park MGM, and Excalibur. We also operate MGM Grand Detroit in Detroit, Michigan, MGM National Harbor in Prince George’s County, Maryland, MGM Springfield in Springfield, Massachusetts, Borgata in Atlantic City, New Jersey, Empire City in Yonkers, New York, MGM Northfield Park in Northfield Park, Ohio, and Beau Rivage in Biloxi, Mississippi. Additionally, we operate The Park, a dining and entertainment district located between New York-New York and Park MGM. We lease the real estate assets of our domestic properties pursuant to triple-net lease agreements.

We have an approximate 56% controlling interest in MGM China Holdings Limited (together with its subsidiaries, “MGM China”), which owns MGM Grand Paradise, S.A. (“MGM Grand Paradise”). MGM Grand Paradise owns and operates MGM Macau and MGM Cotai, two integrated casino, hotel and entertainment resorts in Macau, as well as the related gaming concession and land concessions.

We also own LV Lion Holding Limited (“LeoVegas”), a consolidated subsidiary that has global online gaming operations headquartered in Sweden and Malta. Additionally, we and our venture partner, Entain plc, each have a 50% ownership interest in BetMGM, LLC (“BetMGM”), an unconsolidated affiliate, which provides online sports betting and gaming in certain jurisdictions in the United States. We also have a 50% ownership interest in Osaka IR KK, an unconsolidated affiliate, which, in September 2023, signed an agreement with Osaka Prefecture and Osaka City to implement an area development plan for the development of an integrated resort in Osaka, Japan.

Our corporate office is located at 3600 Las Vegas Boulevard South in Las Vegas, Nevada and our phone number is (702) 693-7120. Our website address is http://www.mgmresorts.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

6

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, or funding acquisitions and capital expenditures, subject to the terms of our senior credit facility and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

7

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.

Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement, which may include the indenture between us and U.S. Bank National Association, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part (the “Indenture”). Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the applicable indenture. Any supplemental indenture relating to the Indenture will be filed in the future with the SEC. See “Where You Can Find Additional Information” for information on how to obtain a copy.

8

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

9

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank LLP, New York, New York.

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EXPERTS

The financial statements of MGM Resorts International incorporated by reference in this prospectus, and the effectiveness of MGM Resorts International’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Chief Legal and Administrative Officer and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may obtain the registration statement and its exhibits without charge at http://www.sec.gov.

13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 23, 2024;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2022 provided in our Proxy Statement on Schedule 14A filed on March 23, 2023;

•	Our Current Report on Form 8-K filed on February 14, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 11, 2005, including any amendments or reports filed for the purpose of updating such description (including the “Description of MGM Common Stock” included as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 23, 2024).

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and on or before the time that an offering of securities is complete are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table is an itemization of the fees and expenses incurred or expected to be incurred in connection with the issuance and distribution of the securities being registered. The Registrant will bear all expenses of the offering of the securities registered hereby and all but the SEC registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission Fee	$ *
Printing and Engraving Expenses	$ **
Legal Fees and Expenses	$ **
Accounting Fees and Expenses	$ **
Trustee Fees and Expenses	$ **
Miscellaneous	$ **
Total	$ **

*

In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation of MGM Resorts International provides that MGM Resorts International will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to MGM Resorts International or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Article II, Section 12 of the Amended and Restated Bylaws of MGM Resorts International provides for indemnification of persons to the extent permitted by the DGCL.

The law of the state of incorporation and/or the provisions of the certificates of incorporation, the bylaws, the limited liability company agreements or the general partnership agreements, as applicable, of all of the subsidiaries listed in the “Table of Additional Registrants” included in the Registration Statement, provide for the limitation of liability and indemnification of officers, directors, managers and persons performing similar functions, as applicable, of the subsidiaries similar to those described above.

MGM Resorts International maintains standard policies of directors’ and officers’ liability insurance and indemnifies its directors and officers pursuant to the terms of its Amended and Restated Bylaws as described above. Subject to certain limited exceptions, under this indemnification, MGM Resorts International will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact they were directors and officers of MGM Resorts International.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of MGM Resorts International, dated June 14, 2011 (incorporated by reference Exhibit 3.1 to MGM Resorts International’s Quarterly Report on Form 10-Q filed on August 9, 2011)

4.2	Amended and Restated Bylaws of MGM Resorts International, effective October 7, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 11, 2022)

4.3	Form of Indenture, to be entered into between MGM Resorts International and U.S. Bank National Association, as Trustee**

4.4	Form of Debt Security*

4.5	Form of Guarantee*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant*

4.8	Form of Rights Agreement*

4.9	Form of Stock Purchase Agreement*

4.10	Form of Unit Agreement*

5.1	Opinion of Milbank LLP**

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm to MGM Resorts International**

23.2	Consent of Milbank LLP (included in Exhibit 5.1 to this Registration Statement)**

24.1	Power of Attorney for MGM Resorts International and Additional Registrants (included on signature pages to the Registration Statement)**

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, to act as trustee under the Indenture**

107	Filing Fee Table**

*	To be filed by amendment or as an exhibit to a document filed by MGM Resorts International under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

3. For the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6. The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

7. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b) (2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS INTERNATIONAL

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
Chief Executive Officer, President and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of MGM Resorts International, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (each with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Todd Meinert Todd Meinert	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Paul J. Salem Paul J. Salem	Chairman of the Board and Director

/s/ Mary Chris Jammet Mary Chris Jammet	Director

SIGNATURE	TITLE

/s/ Barry Diller Barry Diller	Director

/s/ Alexis M. Herman Alexis M. Herman	Director

/s/ Joseph M. Levin Joseph M. Levin	Director

/s/ Rose McKinney-James Rose McKinney-James	Director

/s/ Keith A. Meister Keith A. Meister	Director

/s/ Janet G. Swartz Janet G. Swartz	Director

/s/ Daniel J. Taylor Daniel J. Taylor	Director

/s/ Ben Winston Ben Winston	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

AC HOLDING CORP.

AC HOLDING CORP. II

DESTRON, INC.

LV CONCRETE CORP.

MAC, CORP.

MGM RESORTS ADVERTISING, INC.

MGM RESORTS AVIATION CORP.

MGM RESORTS CORPORATE SERVICES

MGM RESORTS INTERNATIONAL MARKETING, INC.

MGM RESORTS MANUFACTURING CORP.

MGM RESORTS RETAIL

MH, INC.

MIRAGE LAUNDRY SERVICES CORP.

MMNY LAND COMPANY, INC.

PRMA LAND DEVELOPMENT COMPANY

VIDIAD

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Director (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Detroit Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM DETROIT HOLDINGS, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Chief Operating Officer (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Casinos, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

CIRCUS CIRCUS CASINOS, INC.

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President of Finance and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Director (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Executive Vice President of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

CIRCUS CIRCUS HOLDINGS, INC.

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

ARIA RESORT & CASINO HOLDINGS, LLC

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC

CITYCENTER BOUTIQUE RESIDENTIAL
DEVELOPMENT, LLC

CITYCENTER HARMON DEVELOPMENT, LLC

CITYCENTER HARMON HOTEL HOLDINGS, LLC

CITYCENTER HOLDINGS, LLC

CITYCENTER LAND, LLC

CITYCENTER RETAIL HOLDINGS, LLC

CITYCENTER VDARA DEVELOPMENT, LLC

CITYCENTER VEER TOWERS DEVELOPMENT, LLC

By: Project CC, LLC
Its: Managing Member

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer of Project CC, LLC and Director of CityCenter Holdings, LLC
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager of Project CC, LLC and Director of CityCenter Holdings, LLC (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer of Project CC, LLC and Director of CityCenter Holdings, LLC (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager of Project CC, LLC and Director of CityCenter Holdings, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Realty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

CITYCENTER REALTY CORPORATION

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Director

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

GRAND LAUNDRY, INC.

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Director

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Bay, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MANDALAY BAY, LLC

By:	/s/ Chuck Bowling
Chuck Bowling
President and Chief Operating Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Chuck Bowling Chuck Bowling	President and Chief Operating Officer (Principal Executive Officer)

/s/ Heith Bettelman Heith Bettelman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager of Mandalay Resort Group, LLC

/s/ Corey Sanders Corey Sanders	Manager of Mandalay Resort Group, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Design & Development certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS DESIGN & DEVELOPMENT

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William Ham William Ham	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Director

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Operations, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS INTERNATIONAL OPERATIONS, INC.

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	Chief Executive Officer and President and Director (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

NEVADA PROPERTY 1 LLC
NEVADA RESTAURANT VENTURE 1 LLC
NEVADA RETAIL VENTURE 1 LLC
NP1 PEGASUS LLC

By:	/s/ Corey Sanders
Corey Sanders
Chief Operating Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Corey Sanders Corey Sanders	Chief Operating Officer and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Executive Vice President of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, New Castle, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

NEW CASTLE, LLC

By:	/s/ Mike Neubecker
Mike Neubecker
President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Mark Lefever Mark Lefever	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager of Mandalay Resort Group, LLC

/s/ Corey Sanders Corey Sanders	Manager of Mandalay Resort Group, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, Ramparts, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

RAMPARTS, LLC

By:	/s/ Chuck Bowling
Chuck Bowling
President and Chief Operating Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Chuck Bowling Chuck Bowling	President and Chief Operating Officer (Principal Executive Officer)

/s/ Heith Bettelman Heith Bettelman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager of Mandalay Resort Group, LLC

/s/ Corey Sanders Corey Sanders	Manager of Mandalay Resort Group, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Employment, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MANDALAY EMPLOYMENT, LLC

By: Mandalay Resort Group, LLC
Its: Member

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer of
Mandalay Resort Group, LLC
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager of Mandalay Resort Group, LLC (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer of Mandalay Resort Group, LLC (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager of Mandalay Resort Group, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Interactive, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS INTERACTIVE, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Aria Resort & Casino, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

ARIA RESORT & CASINO, LLC

By:	/s/ Doug Sandoval
Doug Sandoval
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ayesha Molino Ayesha Molino	President and Chief Operating Officer (Principal Executive Officer)

/s/ Doug Sandoval Doug Sandoval	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

BELLAGIO, LLC

By:	/s/ Mark Czerniak
Mark Czerniak
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ann Hoff Ann Hoff	President and Chief Operating Officer (Principal Executive Officer)

/s/ Mark Czerniak Mark Czerniak	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

CITYCENTER FACILITIES MANAGEMENT, LLC CITYCENTER RETAIL HOLDINGS MANAGEMENT, LLC PROJECT CC, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Vdara Condo Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

VDARA CONDO HOTEL, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ayesha Molino Ayesha Molino	President and Chief Operating Officer (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS DEVELOPMENT, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William Ham William Ham	President and Chief Operating Officer (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM GRAND HOTEL, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President of Finance and Treasurer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President and Chief Operating Officer (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Executive Vice President of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Hospitality, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM HOSPITALITY, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President and Manager
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

NEW YORK-NEW YORK HOTEL & CASINO, LLC
NEW YORK-NEW YORK TOWER, LLC

By:	/s/ Mark Lefever
Mark Lefever
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President and Chief Operating Officer (Principal Executive Officer)

/s/ Mark Lefever Mark Lefever	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MIRAGE RESORTS, LLC

By:	MGM Resorts International
Its:	Managing Member of Mirage Resorts, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer of
MGM Resorts International
(Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	Chief Executive Officer, President and Director of MGM Resorts International and President of Mirage Resorts, LLC (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer of MGM Resorts International (Principal Financial Officer)

/s/ Paul J. Salem Paul J. Salem	Chairman of the Board and Director of MGM Resorts International

/s/ Mary Chris Jammet Mary Chris Jammet	Director of MGM Resorts International

SIGNATURE	TITLE

/s/ Barry Diller Barry Diller	Director of MGM Resorts International

/s/ Alexis M. Herman Alexis M. Herman	Director of MGM Resorts International

/s/ Joseph M. Levin Joseph M. Levin	Director of MGM Resorts International

/s/ Rose McKinney-James Rose McKinney-James	Director of MGM Resorts International

/s/ Keith A. Meister Keith A. Meister	Director of MGM Resorts International

/s/ Janet G. Swartz Janet G. Swartz	Director of MGM Resorts International

/s/ Daniel J. Taylor Daniel J. Taylor	Director of MGM Resorts International

/s/ Ben Winston Ben Winston	Director of MGM Resorts International

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

NORTHFIELD PARK ASSOCIATES LLC
CEDAR DOWNS OTB, LLC

By:	/s/ Matt Buckley
Matt Buckley
President and Chief Operating Officer
(Principal Executive)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing this Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Matt Buckley Matt Buckley	President and Chief Operating Officer (Principal Executive Officer)

/s/ Mark Strawn Mark Strawn	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, Park District Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

PARK DISTRICT HOLDINGS, LLC

By:	/s/ Mike Neubecker
Mike Neubecker
President (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

ARENA LAND HOLDINGS, LLC
LAS VEGAS ARENA MANAGEMENT, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President and Manager
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Arena Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS ARENA HOLDINGS, LLC

By:	/s/ Corey Sanders
Corey Sanders
President
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Corey Sanders Corey Sanders	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Regional Operations, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS REGIONAL OPERATIONS, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

550 LEASING COMPANY II, LLC

GRAND GARDEN ARENA MANAGEMENT, LLC

MANDALAY PLACE, LLC

MANDALAY RESORT GROUP, LLC

METROPOLITAN MARKETING, LLC

MGM INTERNATIONAL, LLC

MGM LESSEE, LLC

MGM LESSEE II, LLC

MGM MA SUB, LLC

MGM PUBLIC POLICY, LLC

MGM RESORTS FESTIVAL GROUNDS, LLC

MGM RESORTS FESTIVAL GROUNDS II, LLC

MGM RESORTS LAND HOLDINGS, LLC

MGM RESORTS LAND HOLDINGS II, LLC

MGM RESORTS SUB 1, LLC

MGM RESORTS VENUE MANAGEMENT, LLC

PARK THEATER, LLC

PRMA, LLC

VENDIDO, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President and Manager (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Manager (Principal Executive Officer)

SIGNATURE	TITLE

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Global Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM RESORTS GLOBAL DEVELOPMENT, LLC

By:	/s/ Edward Bowers
Edward Bowers
President Global Development
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Edward Bowers Edward Bowers	President Global Development (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

THE SIGNATURE CONDOMINIUMS, LLC SIGNATURE TOWER I, LLC SIGNATURE TOWER 2, LLC SIGNATURE TOWER 3, LLC TOWER B, LLC TOWER C, LLC

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Mike Neubecker Mike Neubecker	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM CC, LLC MGM DEV, LLC MGM RESORTS SATELLITE, LLC MGM RESORTS SUB B, LLC VINTAGE LAND HOLDINGS, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM CC Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM CC HOLDINGS, INC.

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President and Director
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Director (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Lessee III, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM LESSEE III, LLC

By:	/s/ William J. Hornbuckle
William J. Hornbuckle
President of MGM Lessee III, LLC and Director of CityCenter Holdings, LLC
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President of MGM Lessee III, LLC and Director of CityCenter Holdings, LLC (Principal Executive Officer)

/s/ Corey Sanders Corey Sanders	Chief Operating Officer of MGM Lessee III, LLC and Director of CityCenter Holdings, LLC

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer of MGM Lessee III, LLC and Director of CityCenter Holdings, LLC (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, Marina District Development Holding Co., LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MARINA DISTRICT DEVELOPMENT HOLDING CO., LLC
By: MAC, CORP.
Its: Managing Member

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle William J. Hornbuckle	President and Director of MAC, CORP. (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Chief Financial Officer and Treasurer of MAC, CORP. (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director of MAC, CORP.

Pursuant to the requirements of the Securities Act of 1933, as amended, Marina District Development Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:	/s/ Travis Lunn
Travis Lunn
President and Chief Operating Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of each Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Travis Lunn Travis Lunn	President and Chief Operating Officer (Principal Executive Officer)

/s/ Chris Rynkiewicz Chris Rynkiewicz	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Director of MAC, CORP., as Managing Member of Marina District Development Holding Co., LLC, as Sole Member of Marina District Development Company, LLC

/s/ William J. Hornbuckle William J. Hornbuckle	Director of MAC, CORP., as Managing Member of Marina District Development Holding Co., LLC, as Sole Member of Marina District Development Company, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

BEAU RIVAGE RESORTS, LLC

By:	/s/ Brandon Dardeau
Brandon Dardeau
President and Chief Operating Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Brandon Dardeau Brandon Dardeau	President and Chief Operating Officer (Principal Executive Officer)

/s/ Paul Heard Paul Heard	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Corey Sanders Corey Sanders	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Yonkers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

MGM YONKERS, INC.

By:	/s/ Edgar Domingo
Edgar Domingo
President and Chief Operating Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Edgar Domingo Edgar Domingo	President and Chief Operating Officer (Principal Executive Officer)

/s/ Jonathan S. Halkyard Jonathan S. Halkyard	Executive Vice President of Financial and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick Madamba, Jr. Patrick Madamba, Jr.	Director

/s/ John M. McManus John M. McManus	Director

/s/ William J. Hornbuckle William J. Hornbuckle	Director

/s/ Corey Sanders Corey Sanders	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, Park MGM, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on February 23, 2024.

PARK MGM, LLC

By:	/s/ Ann Hoff
Ann Hoff
President and Chief Operating Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Jessica Cunningham (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to any offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on February 23, 2024 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ann Hoff Ann Hoff	President and Chief Operating Officer (Principal Executive Officer)

/s/ Mark Czerniak Mark Czerniak	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Hornbuckle William J. Hornbuckle	Manager of Mandalay Resort Group, LLC

/s/ Corey Sanders Corey Sanders	Manager of Mandalay Resort Group, LLC